UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South Jefferson Street, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 18, 2014, The Hillshire Brands Company (the “Company”) issued a press release announcing that it had entered into a definitive stock purchase agreement (the “Agreement”) with Healthy Food Holdings II, LLC (“Seller”) and Healthy Frozen Food, Inc. (“Van’s”) to acquire Van’s for $165 million. The Agreement contains customary representations, warranties, covenants and indemnification provisions. The transaction is expected to close in May of 2014 pending regulatory clearance.

A copy of the press release announcing the transaction is attached as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99	Press Release dated April 21, 2014

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2014

The Hillshire Brands Company
(Registrant)

By:

/s/ Kent B. Magill
Executive Vice President, General Counsel and Corporate Secretary

INDEX

Exhibit

99	Press Release dated April 21, 2014